Filed Pursuant to Rule 433

Registration No. 333-180289

September 19, 2012

FREE WRITING PROSPECTUS

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012 and

Equity Index Underlying Supplement dated March 22, 2012

HSBC USA Inc.

Performance Barrier Notes due September [ ], 2016
Linked to an equally weighted basket consisting of the Hang Seng China Enterprises Index®, the Korea Composite Stock Price Index 200, the MSCI Taiwan IndexSM, the Hang Seng® Index and the MSCI Singapore Free IndexSM

The notes are linked to the performance of an equally-weighted basket (the Reference Asset) consisting of the HSCEI Index, the KOSPI2 Index, the TAMSCI Index, the HSI Index and the SIMSCI Index. The notes allow investors to participate on a leveraged basis in increases (if any) in the value of the Reference Asset from its Initial Value. If the Reference Return of the Reference Asset is greater than zero, investors will receive at maturity a cash payment per $1,000 principal amount of the notes equal to (a) $1,000 plus (b) $1,000 times the Reference Return times the Upside Participation Rate. If the Reference Return is less than or equal to zero but greater than or equal to the Barrier Level, investors will receive at maturity a cash payment of $1,000. If the Reference Return of the Reference Asset is less than the Barrier Level, investors will receive at maturity a cash payment per $1,000 principal amount of the notes equal to (a) $1,000 plus (b) $1,000 times the Reference Return. In such a case, investors will be fully exposed to the decline of the Reference Asset from the Initial Value to the Final Value and may lose up to 100% of the principal amount of their notes. All payments on the notes are subject to issuer credit risk.

Terms and Conditions
Issuer	HSBC USA Inc.
Pricing Date	September [ ], 2012
Original Issue Date	September [ ], 2012
Final Valuation Date*	September [ ], 2016
Maturity Date*	September [ ], 2016
Reference Asset	A basket consisting of the HSCEI Index, the KOSPI2 Index, the TAMSCI Index, the HSI Index and the SIMSCI Index
Denominations	$1,000 and integral multiples of $1,000 in excess thereof
Upside Participation Rate	[150%-160%]**
Barrier Level	-30%
Reference Return	Final Value – Initial Value Initial Value
Initial Value	See page FWP-3
Final Value	See page FWP-4
CUSIP	4042K15C3
ISIN	US4042K15C33

* Subject to postponement in the event of a market disruption event, as described below.

** The actual Upside Participation Rate will be set on the Pricing Date.

Investing in these notes involves a number of risks. See “Risk Factors” beginning on page FWP-7 of this free writing prospectus, page S-3 of the prospectus supplement and page S-1 of the Equity Index Underlying Supplement

The notes are senior unsecured debt obligations of the issuer, HSBC USA Inc., and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the notes depends on the ability of HSBC USA Inc. to satisfy its obligations as they come due and is not guaranteed by any third party. In the event HSBC USA Inc. were to default on its obligations, you may not receive any amounts owed to you under the terms of the notes.

Payoff Diagram

The blue solid line in the graph above represents the return on investment of the notes, while the orange dotted line represents the return on a direct investment in the Reference Asset, excluding dividends.

Hypothetical Examples (per $1,000 principal amount Note)***

Reference Return	Payment at Maturity	Total Return	Reference Asset Return	Payment at Maturity	Total Return
70.00%	$2,050.00	105.00%	-10.00%	$1,000.00	0.00%
60.00%	$1,900.00	90.00%	-20.00%	$1,000.00	0.00%
50.00%	$1,750.00	75.00%	-30.00%	$1,000.00	0.00%
40.00%	$1,600.00	60.00%	-40.00%	$600.00	-40.00%
30.00%	$1,450.00	45.00%	-50.00%	$500.00	-50.00%
20.00%	$1,300.00	30.00%	-60.00%	$400.00	-60.00%
10.00%	$1,150.00	15.00%	-70.00%	$300.00	-70.00%
5.00%	$1,075.00	7.50%	-80.00%	$200.00	-80.00%
0.00%	$1,000.00	0.00%	-90.00%	$100.00	-90.00%
-5.00%	$1,000.00	0.00%	-100.00%	$0.00	-100.00%

*** These hypothetical examples assume a Upside Participation Rate of 150% and are based on a number of other assumptions, as set forth on page FWP-9 of this free writing prospectus. These examples are included for illustrative purposes only.

The Performance Barrier Notes (each a “note” and collectively the “notes") offered hereunder will not be listed on any U.S. securities exchange or automated quotation system. The notes will not bear interest.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or equity index underlying supplement. Any representation to the contrary is a criminal offense. We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the notes. HSBC Securities (USA) Inc. will purchase the notes from us for distribution to other registered broker-dealers or will offer the notes directly to investors. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions in any notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement to which this free writing prospectus relates is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-17 of this free writing prospectus.

An investment in the notes involves certain risks. You should refer to “Risk Factors” beginning on page FWP-7 of this document, page S-3 of the accompanying prospectus supplement and page S-1 of the accompanying Equity Index Underlying Supplement.

	Price to Public	Underwriting Discount	Proceeds to Issuer
Per notes	$1,000	$25.00	$975.00
Total

1 HSBC USA Inc. or one of our affiliates may pay referral fees of up to [2.5%] per $1,000 Principal Amount of notes in connection with the distribution of the notes to other registered broker-dealers. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page FWP-17 of this free writing prospectus.

The Notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

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HSBC USA Inc. Performance Barrier Notes

Linked to an equally weighted basket consisting of the Hang Seng China Enterprises Index®, the Korea Composite Stock Price Index 200, the MSCI Taiwan IndexSM, the Hang Seng® Index and the MSCI Singapore Free IndexSM

This free writing prospectus relates to an offering of Performance Barrier Notes. The notes will have the terms described in this free writing prospectus and the accompanying prospectus supplement, prospectus and equity index underlying supplement. If the terms of the notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or equity index underlying supplement, the terms described in this free writing prospectus shall control. You should be willing to forgo interest and dividend payments during the term of the notes and, if the Reference Return is less than -30%, lose some or all of your principal.

This free writing prospectus relates to a single offering of notes, linked to the performance of an equally-weighted basket (the “Reference Asset”). The purchaser of a note will acquire a senior unsecured debt security of HSBC USA Inc., as described below. The following key terms relate to the offering of the notes:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per note
Reference Asset:	The underlying basket consisting of five indices (each, a “Reference Asset Component”) as indicated below.
Reference Asset	Reference Asset Components	Component Weighting
HSCEI/KOSPI2/TAMSCI/HSI/SIMSCI Basket	Hang Seng China Enterprises Index® (“HSCEI”) Korea Composite Stock Price Index 200 (“KOSPI2”) MSCI Taiwan IndexSM (“TAMSCI”) Hang Seng® Index (“HSI") MSCI Singapore Free IndexSM (“SIMSCI”)	1/5 1/5 1/5 1/5 1/5
Trade Date:	September [ ], 2012
Pricing Date:	September [ ], 2012
Original Issue Date:	September [ ], 2012
Final Valuation Date:	September [ ], 2016, subject to adjustment as described under “Additional Terms of the Notes - Valuation Dates” in the accompanying equity index underlying supplement.
Maturity Date:	3 business days after the Final Valuation Date, and expected to be September [ ], 2016. The Maturity Date is subject to adjustment as described under “Additional Terms of the Notes - Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying equity index underlying supplement.
Payment at Maturity:	On the Maturity Date, for each note, we will pay you the Final Settlement Value.
Upside Participation Rate:	150% to 160% (to be determined on the pricing date).

Final Settlement Value:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of notes, equal to:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate).

If the Reference Return is less than or equal to zero but greater than or equal to the Barrier Level, you will receive $1,000 per $1,000 Principal Amount of notes (zero return).

If the Reference Return is less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Reference Return).

Under these circumstances, you will lose 1% of the Principal Amount of your notes for each percentage point that the Reference Return declines beyond 0%. If the Reference Return is less than the Barrier Level, you will lose some or all of your investment.

Reference Return:	The quotient, expressed as a percentage, calculated as follows:
Final Value – Initial Value Initial Value
Barrier Level:	-30%
Initial Value:	Set equal to 100 on the Pricing Date.

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Final Value:	The Closing Value of the Reference Asset on the Final Valuation Date.
Closing Value:

On any scheduled trading day, the Closing Value of the Reference Asset will be calculated as follows:

100 × [1 + (sum of the Reference Asset Component Return multiplied by the respective Component Weighting for each Reference Asset Component)]

Each of the Reference Asset Component Returns set forth in the formula above refers to the return for the Reference Asset Component, which reflects the performance of the Reference Asset Component, expressed as the percentage change from the Initial Component Value of that Reference Asset Component to the Final Component Value of that Reference Asset Component.

Initial Component Value:	With respect to each Reference Asset Component, the Official Closing Value (as defined below) of the respective Reference Asset Component, as determined by the calculation agent on the Pricing Date.
Final Component Value:	With respect to each Reference Asset Component, the Official Closing Value of the respective Reference Asset Component on the Final Valuation Date.
Official Closing Value:	The closing level of each Reference Asset Component on any scheduled trading day as determined by the calculation agent based upon the value displayed on the relevant Bloomberg Professional® service page (with respect to the HSCEI, “HSCEI <INDEX>”, with respect to the KOSPI2, “KOSPI2 <INDEX>”, with respect to the TAMSCI, “TAMSCI <INDEX>”, with respect to the HSI, “HSI <INDEX>” and with respect to the SIMSCI, “SIMSCI <INDEX>”, for each Reference Asset Component, any successor page on the Bloomberg Professional® service or any successor service, as applicable.
CUSIP/ISIN:	4042K15C3/US4042K15C33
Form of Notes:	Book-Entry
Listing:	The notes will not be listed on any U.S. securities exchange or quotation system.

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GENERAL

This free writing prospectus relates to a single offering of notes, linked to the Reference Asset identified on the cover page. The purchaser of a note will acquire a senior unsecured debt security of HSBC USA Inc. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of notes relates to the Reference Asset identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Asset or any component security included in the Reference Asset or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and the Equity Index Underlying Supplement dated March 22, 2012. If the terms of the notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus, or equity index underlying supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page FWP-7 of this free writing prospectus, page S-3 of the prospectus supplement and page S-1 of the Equity Index Underlying Supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and equity index underlying supplements) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and relevant equity index underlying supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and equity index underlying supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

}	The Equity Index Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016693/v306691_424b2.htm

We are using this free writing prospectus to solicit from you an offer to purchase the notes. You may revoke your offer to purchase the notes at any time prior to the time at which we accept your offer by notifying HSBC Securities (USA) Inc. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any material changes to the terms of the notes, we will notify you.

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PAYMENT AT MATURITY

On the Maturity Date, for each notes you hold, we will pay you the Final Settlement Value, which is an amount in cash, as described below:

If the Reference Return is greater than zero, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of notes, equal to:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

If the Reference Return is less than or equal to zero but greater than or equal to the Barrier Level, you will receive $1,000 per $1,000 Principal Amount of notes (zero return).

If the Reference Return is less than the Barrier Level, you will receive a cash payment on the Maturity Date, per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Reference Return)

Under these circumstances, you will lose 1% of the Principal Amount of your notes for each percentage point that the Reference Return declines beyond 0%. You should be aware that if the Reference Return is less than the Barrier Level, you will lose some or all of your investment.

Interest

The notes will not pay interest.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the notes.

Reference Sponsor

With respect to the notes linked to the HSCEI and HSI, Hang Seng Indexes Company Limited, a wholly-owned subsidiary of Hang Seng Bank, is the reference sponsor. With respect to the notes linked to the KOSPI2, Korea Exchange is the reference sponsor. With respect to the notes linked to the TAMSCI and SIMSCI, MSCI, Inc. is the reference sponsor.

INVESTOR SUITABILITY

The notes may be suitable for you if:	The notes may not be suitable for you if:

}    You seek an investment with an enhanced return linked to the potential positive performance of the Reference Asset and you believe the value of the Reference Asset will increase over the term of the notes.

}    You are willing to make an investment that is fully exposed to the negative Reference Return on a 1-to-1 basis if the Reference Return is less than -30%.

}    You are willing to accept the risk and return profile of the notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

}    You are willing to forgo dividends or other distributions paid to holders of the stocks comprising the Reference Asset Components.

}    You do not seek current income from your investment.

}    You do not seek an investment for which there is an active secondary market.

}    You are willing to hold the notes to maturity.

}    You are comfortable with the creditworthiness of HSBC, as Issuer of the notes.

}    You believe the Reference Return will be negative on the Final Valuation Date or that the Reference Return will not be sufficiently positive to provide you with your desired return.

}    You are unwilling to make an investment that is fully exposed to the negative Reference Return on a 1-to-1 basis if the Reference Return is less than -30%.

}     You seek an investment that provides full return of principal.

}     You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}    You prefer to receive the dividends or other distributions paid on the stocks comprising the Reference Asset Components.

}     You seek current income from your investment.

}     You seek an investment for which there will be an active secondary market.

}     You are unable or unwilling to hold the notes to maturity.

}     You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the notes.

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RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement and page S-1 of the Equity Index Underlying Supplement. Investing in the notes is not equivalent to investing directly in any of the stocks comprising the Reference Asset or the Reference Asset itself, as applicable. You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the notes in light of your particular financial circumstances and the information set forth in this free writing prospectus and the accompanying prospectus supplement, prospectus and equity index underlying supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and equity index underlying supplement including the explanation of risks relating to the notes described in the following sections:

}	“—Risks Relating to All Note Issuances” in the prospectus supplement;

}	“—General risks related to Indices” in the Equity Index Underlying Supplement;

}	“—Additional risks relating to certain Notes with more than one Indices comprising the Reference Asset” in the Equity Index Underlying Supplement;

}	“—Risks Associated with Non-U.S. Companies” in the Equity Index Underlying Supplement;

}	“—Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets” in the Equity Index Underlying Supplement;

}	“—Time differences between the domestic and foreign markets and New York City may create discrepancies in the trading level or price of the Notes” in the Equity Index Underlying Supplement;

}	“—The Notes will not be adjusted for changes in exchange rates” in the Equity Index Underlying Supplement; and

}	“—There are risks associated with emerging markets” in the Equity Index Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Your investment in the notes may result in a loss.

You will be fully exposed to the decline in the Final Value from the Initial Value if the Reference Return is less than the Barrier Level of
-30%. Accordingly, if the Reference Return is less than -30%, your Payment at Maturity will be less than the Principal Amount of your notes. You may lose up to 100% of your investment at maturity if the Reference Return is negative.

Credit risk of HSBC USA Inc.

The notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the notes, including any return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the notes.

The notes will not bear interest.

As a holder of the notes, you will not receive interest payments.

Changes that affect the Reference Asset Components will affect the market value of the notes and the amount you will receive at maturity.

The policies of the reference sponsor of each Reference Asset Component concerning additions, deletions and substitutions of the constituents comprising such Reference Asset Component and the manner in which that reference sponsor takes account of certain changes affecting those constituents included in that Reference Asset Component may affect the value of that Reference Asset Component. The policies of the reference sponsor with respect to the calculation of the applicable Reference Asset Component could also affect the value of that Reference Asset Component. Each reference sponsor may discontinue or suspend calculation or dissemination of its Reference Asset. Any such actions could affect the value of the notes.

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The notes are not insured by any governmental agency of the United States or any other jurisdiction.

The notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full Payment at Maturity of the notes.

Certain built-in costs are likely to adversely affect the value of the notes prior to maturity.

While the Payment at Maturity described in this free writing prospectus is based on the full Principal Amount of your notes, the original issue price of the notes includes the agent’s commission and the estimated cost of HSBC hedging its obligations under the notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

Risks Associated with Foreign Securities Markets.

Because the stocks or companies included in the Reference Asset Components are publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, an investment in the notes involve particular risks. For example, the foreign securities markets may be more volatile than the United States securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies.

Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The notes lack liquidity.

The notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the notes.

Potential conflicts of interest may exist.

HSBC and its affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We will not have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of your notes.

Uncertain tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

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ILLUSTRATIVE EXAMPLES

The following table and examples are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the value of the Reference Asset relative to its Initial Value. We cannot predict the Final Value of the Reference Asset. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. You should not take this illustration or these examples as an indication or assurance of the expected performance of the Reference Asset to which your notes are linked or the return on your notes. The Final Settlement Value may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC. The numbers appearing in the table below and following examples have been rounded for ease of analysis.

The table below illustrates the Payment at Maturity on a $1,000 investment in the notes for a hypothetical range of Reference Returns from -100% to +100%. The following results are based solely on the assumptions outlined below. The “Hypothetical Return on the Note” as used below is the number, expressed as a percentage, that results from comparing the Payment at Maturity per $1,000 Principal Amount of notes to $1,000. The potential returns described here assume that your notes are held to maturity. You should consider carefully whether the notes are suitable to your investment goals. The following table and examples assume the following:

whether the notes are suitable to your investment goals. The following table and examples assume the following:

}	Principal Amount:	$1,000

}	Upside Participation Rate:	150% (The actual Upside Participation Rate will be determined on the Pricing Date and will not be less than 150% or greater than 160%)

}	Barrier Level:	-30%

Hypothetical Reference Return	Hypothetical Payment at Maturity	Hypothetical Return on the Notes
100.00%	$2,500.00	150.0)%
80.00%	$2,200.00	120.00%
60.00%	$1,900.00	90.00%
50.00%	$1,750.00	75.00%
30.00%	$1,450.00	45.00%
20.00%	$1,300.00	30.00%
10.00%	$1,150.00	15.00%
5.00%	$1,075.00	7.50%
2.00%	$1,030.00	3.00%
1.00%	$1,015.00	1.50%
0.00%	$1,000.00	0.00%
-1.00%	$1,000.00	0.00%
-2.00%	$1,000.00	0.00%
-10.00%	$1,000.00	0.00%
-20.00%	$1,000.00	0.00%
-30.00%	$1,000.00	0.00%
-35.00%	$650.00	-35.00%
-40.00%	$600.00	-40.00%
-60.00%	$400.00	-60.00%
-80.00%	$200.00	-80.00%
-100.00%	$0.00	-100.00%

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The following examples indicate how the Final Settlement Value would be calculated with respect to a hypothetical $1,000 investment in the notes.

Example 1: The Reference Return is 10.00%.

Reference Return:	10.00%
Final Settlement Value:	$1,150.00

Because the Reference Return is positive, the Final Settlement Value would be $1,150.00 per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Reference Return × Upside Participation Rate)

= $1,000 + ($1,000 × 10.00% × 150%)

= $1,150.00

Example 1 shows that you will receive the return of your principal investment plus a return equal to the Reference Return multiplied by 150% when the Reference Return is positive.

Example 2: The Reference Return is -5.00%.

Reference Return:	-5.00%
Final Settlement Value:	$1,000.00

Because the Reference Return is less than zero but greater than the Barrier Level of -30%, the Final Settlement Value would be $1,000.00 per $1,000 Principal Amount of notes (a zero return).

Example 2 shows that you will receive the return of your principal investment where the value of the Reference Asset declines by no more than 30% over the term of the notes.

Example 3: The Reference Return is -40.00%.

Reference Return:	-40.00%
Final Settlement Value:	$600.00

Because the Reference Return is less than the Barrier Level of -30%, the Final Settlement Value would be $600.00 per $1,000 Principal Amount of notes, calculated as follows:

$1,000 + ($1,000 × Reference Return)

= $1,000 + ($1,000 × -40.00%)

= $600.00

Example 3 shows that you are fully exposed on a 1-to-1 basis to declines in the level of the Reference Asset if the Reference Return is less than the Barrier Level of -30%. YOU MAY LOSE UP TO 100% OF THE PRINCIPAL AMOUNT OF YOUR NOTES.

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The Hang Seng China Enterprises Index® (“HSCEI”)

Description of the HSCEI

The HSCEI is a free float-adjusted market capitalization weighted index. Launched on August 8, 1994, the HSCEI is comprised of H-shares, Hong Kong listed shares of Chinese state-owned enterprises. The HSCEI had a base value of 1,000 at launch, but was re-based as of January 3, 2000 with a value of 2,000 to align with the Hang Seng Composite Index Series, which launched on October 3, 2001.

For more information about the HSCEI, see “The Hang Seng China Enterprises Index®” on page S-27 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the HSCEI

The following graph sets forth the historical performance of the HSCEI based on the daily historical closing levels from September 18, 2007 through September 18, 2012. The closing level for the HSCEI on September 18, 2012 was 9,683.90. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the HSCEI should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the HSCEI on the Final Valuation Date.
FWP-11

The Korea Composite Stock Price Index 200 (“KOSPI2”)

Description of the KOSPI2

The KOSPI2 is a capitalization-weighted index of 200 Korean blue-chip stocks which make up a large majority of the total market value of the Korea Exchange. The constituent stocks are selected on the basis of the market value of the individual stocks, liquidity and representativeness of the respective market and industry groups.

For more information about the KOSPI2, see “The Korea Stock Price Index 200” on page S-33 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the KOSPI2

The following graph sets forth the historical performance of the KOSPI2 based on the daily historical closing levels from September 18, 2007 through September 18, 2012. The closing level for the KOSPI2 on September 18, 2012 was 264.25. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the KOSPI2 should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the KOSPI2 on the Final Valuation Date.

FWP-12

The MSCI Taiwan IndexSM (“TAMSCI”)

Description of the TAMSCI

The TAMSCI is a free-float adjusted market capitalization weighted index that offers a representation of the Taiwanese securities listed on the Taiwan Stock Exchange and the GreTai Securities Market. With 113 constituents, the TAMSCI covers approximately 84% of the free-float adjusted market cap of Taiwan, subject to a global minimum size requirement. It is based on the Global Investable Market Indices methodology. The TAMSCI has a base level of 100 and a base date of December 31, 1987.

For more information about the TAMSCI, see “MSCI Indices” beginning on page S-36 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the TAMSCI

The following graph sets forth the historical performance of the TAMSCI based on the daily historical closing levels from September 18, 2007 through September 18, 2012. The closing level for the TAMSCI on September 18, 2012 was 275.52. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the TAMSCI should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the TAMSCI on the Final Valuation Date.

FWP-13

The Hang Seng® Index (“HSI")

Description of the HSI

The HSI is a free float-adjusted market capitalization weighted stock market index in the Stock Exchange of Hong Kong Limited (the “SEHK”). The HSI is an indicator of the performance of the Hong Kong stock market. Only companies with a primary listing on the main board of the SEHK are eligible as constituents of the HSI.

For more information about the HSI, see “The Hang Seng® Index” beginning on page S-30 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the HSI

The following graph sets forth the historical performance of the HSI based on the daily historical closing levels from September 18, 2007 through September 18, 2012. The closing level for the HSI on September 18, 2012 was 20,602.00. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the HSI should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the HSI on the Final Valuation Date.

FWP-14

The MSCI Singapore Free IndexSM (“SIMSCI”)

Description of the SIMSCI

The SIMSCI tracks the performance of the Singaporean equities market. The SIMSCI is a free-float adjusted capitalization weighted index and aims to capture 85% of the publically available market capitalization. Companies are subject to a global minimum size requirement. The SIMSCI is based on the Global Investable Market Indices methodology.

For more information about the SIMSCI, see “MSCI Indices” beginning on page S-36 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the SIMSCI

The following graph sets forth the historical performance of the SIMSCI based on the daily historical closing levels from September 18, 2007 through September 18, 2012. The closing level for the SIMSCI on September 18, 2012 was 353.29. We obtained the closing levels below from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service.

The historical levels of the SIMSCI should not be taken as an indication of future performance, and no assurance can be given as to the Official Closing Value of the SIMSCI on the Final Valuation Date.

FWP-15

The Reference Asset

The following graph illustrates the hypothetical daily historical performance of the HSCEI/KOSPI2/TAMSCI/HSI/SIMSCI Basket from September 17, 2007 through September 17, 2012 based on information from the Bloomberg Professional® service, if the level of the Basket was set equal to 100 on September 17, 2007. The hypothetical historical performance reflects the performance the Basket would have exhibited based on (i) the actual historical performance of the Reference Asset Components and (ii) the assumption that no adjustment to the Official Closing Value occurred from September 17, 2007 through September 17, 2012 for any Reference Asset Component. Neither the hypothetical historical performance of the Basket nor the actual historical performance of the Reference Asset Components should be taken as indications of future performance.

We cannot give you assurance that the performance of the Reference Asset will result in the return of your initial investment. You may lose some or all of your investment.

FWP-16

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the notes from HSBC at the price to public less the underwriting discount set forth on the cover page of the pricing supplement to which this free writing prospectus relates for distribution to other registered broker-dealers or will offer the notes directly to investors. HSBC Securities (USA) Inc. proposes to offer the notes at the price to public set forth on the cover page of this free writing prospectus. HSBC USA Inc. or one of our affiliates may pay referral fees of up to [2.5%] per $1,000 Principal Amount of notes in connection with the distribution of the notes to other registered broker-dealers.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the prospectus supplement.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain as to both the timing and character of any inclusion in income in respect of the notes. Under one approach, a note should be treated as a pre-paid executory contract with respect to the Reference Asset. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Morrison & Foerster LLP, it is reasonable to treat a note as a pre-paid executory contract with respect to the Reference Asset. Pursuant to this approach, we do not intend to report any income or gain with respect to the notes prior to their maturity or an earlier sale or exchange and we intend to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided that you have held the note for more than one year at such time for U.S. federal income tax purposes.

We will not attempt to ascertain whether any of the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in, or owned by, the Reference Asset, as the case may be, is or becomes a PFIC or a USRPHC.

For a discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under “U.S Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-17

TABLE OF CONTENTS

You should only rely on the information contained in this free writing prospectus, any accompanying equity index underlying supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this free writing prospectus, any accompanying equity index underlying supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This free writing prospectus, any accompanying equity index underlying supplement, prospectus supplement and prospectus are not an offer to sell these notes, and these documents are not soliciting an offer to buy these notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this free writing prospectus, any accompanying equity index underlying supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$   Performance Barrier Notes
Linked to an equally weighted
basket consisting of the Hang
Seng China Enterprises Index®,
the Korea Composite Stock
Price Index 200, the MSCI
Taiwan IndexSM, the Hang
Seng® Index and the MSCI
Singapore Free IndexSM

September 19, 2012

FREE WRITING PROSPECTUS

Free Writing Prospectus
General	FWP-5
Payment at Maturity	FWP-6
Investor Suitability	FWP-6
Risk Factors	FWP-7
Illustrative Examples	FWP-9
The Hang Seng China Enterprises Index® (“HSCEI”)	FWP-11
The Korea Composite Stock Price Index 200 (“KOSPI2”)	FWP-12
The MSCI Taiwan IndexSM (“TAMSCI”)	FWP-13
The Hang Seng® Index (“HSI")	FWP-14
The MSCI Singapore Free IndexSM (“SIMSCI”)	FWP-15
The Reference Asset	FWP-16
Supplemental Plan of Distribution (Conflicts of Interest)	FWP-17
U.S. Federal Income Tax Considerations	FWP-17

Equity Index Underlying Supplement
Risk Factors	S-1
The S&P 500® Index	S-6
The S&P 100® Index	S-10
The S&P MidCap 400® Index	S-14
The S&P 500 Low Volatility Index	S-18
The Russell 2000® Index	S-21
The Dow Jones Industrial AverageSM	S-25
The Hang Seng China Enterprises Index®	S-27
The Hang Seng® Index	S-30
The Korea Stock Price Index 200	S-33
The MSCI EAFE Index	S-36
The EURO STOXX 50® Index	S-40
The PHLX Housing SectorSM Index	S-42
The TOPIX® Index	S-46
The NASDAQ-100 Index®	S-49
S&P BRIC 40 Index	S-53
The Nikkei 225 Index	S-56
The FTSE™ 100 Index	S-58
Other Components	S-60
Additional Terms of the Notes	S-60

Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49

Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60